QVC, Inc. and Subsidiaries	Exhibit 21.1

Entity Name	Domicile
QVC, Inc.	DE
California Voices, LLC	DE
DMS DE, Inc.	DE
NSTBC, Inc.	DE
Diamonique Canada Holdings, Inc.	DE
RQ Holdings Corp.	Nova Scotia
ER Development International, Inc.	PA
Innovative Retailing, Inc.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QDirect Ventures, Inc.	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc.	DE
QVC Britain	UK
QVC Chesapeake, LLC	VA
QVC China Licensing, Inc.	DE
QVC Global DDGS, Inc.	DE
QVC India, Ltd.	DE
QVC Global Holdings II, Inc.	DE
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman Islands
QVC Global Holdings I, Inc.	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
Affiliate Distribution & Mktg., Inc.	DE
AMI 2, Inc.	DE
ER Marks, Inc.	DE
GC Marks, Inc.	DE
IC Marks, Inc.	DE
QC Marks, Inc.	DE
RS Marks, Inc.	DE
CDirect Mexico I, Inc.	DE
CDirect Mexico II, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp	Nova Scotia
Influence Marketing Services, Inc.	Ontario
Savor North Carolina, Inc.	NC
QVC Britain III, Inc.	DE
QVC China, Inc.	DE
QVC Deutschland GP, Inc.	DE

QVC International SCS	Luxembourg
QVC International SCS	Luxembourg
1227844 Ontario Ltd.	Ontario
QVC International Holdings SARL	Luxembourg
QVC Germany I SARL	Luxembourg
QVC Handel S.à.r.l. & Co. KG	Germany
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Delaware LLC	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC Realty LLC	DE
QVC eDistribution Inc. & Co. KG	Germany
QVC Grundstücksverwaltungs GmbH	Germany
QVC eService LLC & Co. KG	Germany
QVC UK Holdings Limited	UK
QVC Britain	UK
QVC UK	UK
QVC Iberia, S.L.	Spain
QVC Pension Trustee Limited	UK
QVC Properties Limited	UK
QVC Britain I Limited	UK
QVC Japan, Inc.	Japan
QVC Japan Services, LLC	DE
QVC Satellite, Inc.	Germany
QVC UK	UK
QVC Germany II SARL	Luxembourg
QVC Handel S.à.r.l. & Co. KG	Germany
QVC International Management GP S.à.r.l.	Luxembourg
QVC Suisse Holdings GmbH	Switzerland
QVC (Barbados) International Finance SRL	Barbados
QVC France Holdings, S.a.r.l.	Luxembourg
QVC France SAS	France
QVC Poland Global Services Sp. z.o.o.	Poland
QVC Suisse Finance GmbH	Switzerland
QVC Italy Holdings, LLC	DE
QVC Italia S.r.l.	Italy
QVC Mexico, Inc.	DE
QVC Mexico II, Inc.	DE
QVC Mexico III, Inc.	DE
QVC of Thailand, Inc.	DE
QVC San Antonio, LLC	TX
QVC Vendor Development, Inc.	DE
QVC Grundstücksverwaltungs GmbH	Germany

QVC HK Holdings, LLC	DE
QVC China Holdings Limited	Hong Kong
CNR Home Shopping Co., Ltd.	China
QVC (Shanghai) Management Co., Ltd.	China
QVC Trading (Shanghai) Co., Ltd.	China
QVC Trading (Shenzhen) Co., Ltd.	China
QVC Ontario Holdings, LLC	DE
QVC Ontario, LLC	DE
QVC-QRT, Inc.	DE
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC Shop International, Inc.	DE
QVC STT Holdings, LLC	DE
Send the Trend, Inc.	DE
QVC St. Lucie, Inc.	FL
QVC Suffolk, LLC	VA
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
TOBH, Inc.	DE